STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/13/1999
                                                          991015390 -- 2350791


                              RESTATED AND AMENDED
                         CERTIFICATE OF INCORPORATION OF
                               POWER DIRECT, INC.
                             a Delaware corporation

     The present name of the corporation (hereinafter called this "corporation") is Power Direct, Inc. which is the pursuant to which this corporation was originally incorporated; the date of filing the original certificate of incorporation of this corporation with the Secretary of Stare of Delaware is September 13, 1993. The amendments and restatement of the restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

     By unanimous written consent of the members of the Board of Directors of this corporation, dated December 16, 1998, the members of the Board of Directors of this corporation approved and adopted resolutions approving the amendment and restatement of the Certificate of Incorporation of this corporation to specify as follows:

     FIRST. The name of this corporation is Power Direct, Inc.

     SECOND. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Delaware.

     THIRD. The name and address of the corporation's registered agent is The Company Corporation, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805.

     FOURTH. The total number of shares of stock which this corporation shall have authority to issue is one hundred million (10O,000,000) with a par value of $.0001 per share with a total authorized capitalization of $100,000.00. Those shares are Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.

     FIFTH. Each director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of such director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived any improper personal benefit. In the event that the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limited


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the personal  liability of directors of this corporation,  then the liability of each director of this corporation shall be eliminated or limited to the fullest and most complete extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of this article by the stockholders of this corporation shall not affect adversely any right or protection of any director of this corporation existing at the time of such repeal or modification.

     SIXTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     SEVENTH. (a) The number of directors constituting the entire Board of Directors of this corporation shall be not less than two (2) nor more than as fixed from time to time by vote of a majority of the entire Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and; provided, further, that the number of directors constituting the entire Board of Directors of this corporation shall be two (2), until otherwise fixed by a majority of the entire Board of Directors of this corporation.

          (b) At all times as there are three (3) or more members of the Board of Directors of this corporation, the Board of Directors of this corporation shall be divided into three (3) classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders of this corporation directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of those stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of those stockholders. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.


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     (c)Notwithstanding   any   other   provisions   of  this   Certificate   of
Incorporation or the bylaws of this corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors of this corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of common Stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of this corporation called for that purpose.

     EIGHTH. The affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock held by stockholders of this corporation other than the "related person" (as defined later in this Certificate of Incorporation), shall be required for the approval or authorization of any "business combination" (as defined later in this Certificate of Incorporation) of this corporation with any related person; provided, however, that such voting requirement shall not be applicable if:

          (1) The business combination was approved by the Board of Directors of this corporation either (A) prior to the acquisition by such related person of the beneficial ownership of twenty percent (20%) or requisition the outstanding shares of the Common Stock of this corporation, or (B) after such acquisition, but only during such time as such related person has sought and obtained the unanimous approval by the Board of Directors of this corporation of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

          (2) The business combination is solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by a related person; provided, however, that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his or her stock holdings; or

          (3) All of the following conditions are satisfied:

               (A) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (I) the highest per share price (including brokerage commissions, soliciting dealers fees, dealer-management compensation, and other expenses, including, but not limited to costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which has the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in

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          excess of two (2) times the  highest  per share  price  determined  in clause (I), above; and

               (B) After becoming a related person and prior to the consummation of such business combination, (I) such related person shall not have acquired any newly issued shares of capita] stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this article or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly, (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and

               (c) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (I) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may determine to specify, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be a reputable national investment banking firm which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

     For purposes of this article:

          (1) The term "business combination" shall be defined as and mean (a) any merger or consolidation of this corporation with or into a related person; (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation, including, without limitation, any voting securities of a subsidiary, or of a subsidiary, to a related person; (c) any merger or consolidation of a related person with or into this


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     corporation  or a  subsidiary  of this  corporation;  (d) any  sale,  lease exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation; (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person; (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a
     related  person;  (g)  any   reclassification   of  Common  Stock  of  this
     corporation, or any recapitalization involving Common Stock of this corporation, consummated within five (5) years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination,

          (2) The term "related person" shall be defined as and mean and include any individual, corporation, trust, association, partnership or other person or entity which, together with their "affiliates" and "associates" (defined later in this Certificate of Incorporation), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations pursuant to the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934) of any such individual, corporation, trust, association, partnership or other person or entity;

          (3) The term "substantial part" shall be defined as and mean more than ten percent (10%) of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

          (4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

          (5) For the purposes of this article, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person pursuant to which this corporation is the surviving corporation; and

          (6) With respect to any proposed business combination, the term "continuing director" shall be defined as and mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired twenty percent (20%) or more of the outstanding shares of Common Stock of this corporation, and the term "outside director" shall be defined as and mean a director who is not (a) an officer or employee of this corporation


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     or any  relative  of an officer  or  employee,  (b) a related  person or an officer, director employee, associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this corporation.

     NINTH. No special meeting of the stockholders of this corporation may be called by any of the stockholders of this corporation, and the power of stockholders of this corporation to call such a meeting is specifically denied.

     TENTH. All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of this corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

Thereafter, pursuant to a resolution of the members of the Board of Directors, by unanimous written consent dated December 16, 1998, there was submitted to the shareholders of this corporation, for approval, the amendment and restatement of the Certificate of Incorporation of this corporation, as specified above. A majority of the issued and outstanding common stock of this corporation entitled to vote on that amendment and restatement duly approved that amendment and restatement pursuant to the provisions of Section 242 of the Delaware General Corporation Law.

IN WETNESS WHEREOF, the undersigned, Jack Sha, being the president of this corporation, executes this Restated and Amended Certificate of Incorporation and verifies, subject to penalties of perjury that the information specified herein is true and correct; dated December 29, 1998


                                        /s/ Jack Sha
                                        -------------------------
                                        Jack Sha, President


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                                State of Delaware

                         Office of the Secretary of State             PAGE 1

                         ---------------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "POWER DIRECT, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                     [SEAL]


                                       /s/ Edward J. Freel
                                       ------------------------------------
                                       Edward J. Freel, Secretary of State

                                        AUTHENTICATION:   9526661
                                        DATE: 01-19-99
2350791   8100
991015390


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